Exhibit (a)(5)


                            FORM OF WITHDRAWAL LETTER



                                DUANE READE INC.


                                  WITHDRAWAL OF
                   PREVIOUSLY TENDERED OPTIONS PURSUANT TO THE
                    OFFER TO EXCHANGE DATED FEBRUARY 27, 2003

                         THE WITHDRAWAL RIGHTS EXPIRE AT
                            5:00 P.M., EASTERN TIME,
                               ON MARCH 27, 2003,
                   UNLESS THE OFFER IS EXTENDED BY DUANE READE



To:  Duane Reade Inc. Human Resource Department
     Attention:  Jim Rizzo
     440 Ninth Avenue
     New York, New York  10001
     Telephone number:  (212) 273-5748
     Facsimile number:  (212) 494-8205


     Delivery of the signature page of this withdrawal letter by regular external mail or hand delivery to an address other than as set forth above or transmission via facsimile to a number other than as set forth above or transmission via email will not constitute a valid delivery.

     Pursuant to the terms and subject to the conditions of the Offer to Exchange dated February 27, 2003, my Acceptance Letter previously submitted to Duane Reade, and this Withdrawal Letter, I hereby withdraw the tender of all of my Tendered Options that I previously tendered pursuant to the Offer to Exchange and my Acceptance Letter.

To Duane Reade Inc.:

          Upon the terms and subject to the conditions set forth in the Offer to Exchange dated February 27, 2003 (the "Offer to Exchange"), the related cover letter and my Acceptance Letter (the "Acceptance Letter" which, together with the Offer to Exchange and the related cover letter, as they may be amended from time to time, constitutes the "Offer"), I tendered to Duane Reade Inc. ("Duane Reade" or the "Company"), the eligible options to purchase common stock of the Company (the "Common Stock") set forth on the signature page of the Acceptance Letter that (i) were granted to me under the 1992 Stock Option Plan (the "1992 Plan") and/or the 1997 Equity Participation Plan (the "1997 Plan" and together with the 1992 Plan, the "Option Plans"), (ii) have an exercise price equal to or in excess of $16 per share and (iii) are outstanding on the expiration date of the Offer (the "Tendered Options") in exchange for new options that Duane Reade will grant under the 1997 Plan (the "New Options"). Pursuant to the terms and subject to the conditions of the Offer, I understand that I can withdraw the tender of my Tendered Options prior to 5:00 p.m., Eastern Time, on March 27, 2003, unless the Company has extended the period of time the Offer will remain open. In addition, if the Company has not accepted my Acceptance Letter by April 24, 2003, I may withdraw from the Offer. Accordingly, under the terms and subject to the conditions set forth in the Offer and this Withdrawal Letter (this "Withdrawal Letter"), I, the undersigned, hereby withdraw the tender of all my Tendered Options.

          I understand and acknowledge that:

          (1) I may not rescind any withdrawal, and I will not be deemed to properly accept the Offer after any valid withdrawal, unless I properly re-tender my eligible options before the expiration of the Offer by following the procedures described in the Offer.

          (2) I must withdraw from the Offer with respect to all my Tendered Options; I may not withdraw from the Offer with respect to only a portion of my Tendered Options. All such withdrawn options will remain outstanding pursuant to their current terms and conditions, including their current exercise prices and vesting schedule.

          (3) Neither Duane Reade nor any other person is obligated to give notice of any defects or irregularities in any Withdrawal Letter, nor will anyone incur any liability for failure to give any such notice. Duane Reade will determine, in its sole discretion, all questions as to the form and validity, including time of receipt, of Withdrawal Letters. Duane Reade's determination of these matters will be final and binding on all parties.

          (4) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. As stated above, this Withdrawal Letter may not be rescinded.

          (5) I agree to all of the terms and conditions of the Offer and this Withdrawal Letter.

          This Withdrawal Letter must specify the name of the eligible employee who is withdrawing from the Offer and must be signed by the eligible employee who submitted the Acceptance Letter. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this Withdrawal Letter.

          Important: To validly withdraw from the Offer, Duane Reade must receive, at the address set forth above, the signature page to this Withdrawal Letter, or a facsimile thereof to the number set forth above, properly completed and signed by you, while you still have the right to withdraw from the Offer.

          Duane Reade will only accept delivery of your signature page to this Withdrawal Letter by regular external mail, hand delivery or facsimile. Duane Reade will NOT accept delivery by email or interoffice mail. The method by which you deliver the signed signature page is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If delivery is by external mail, Duane Reade recommends that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. You will not be considered to have withdrawn until Duane Reade receives your executed signature page. Duane Reade must receive your completed and signed signature page at the address or facsimile number set forth above.

                             SIGNATURE OF OWNER

                             X
                              --------------------------------------------------
                             (Signature of Holder or Authorized
                             Signatory--See Instructions 1 and 4)

                             Capacity:
                                       -----------------------------------------

                             Date: ----------, 2003

                             Print Name:
                                            ------------------------------------

                             Position:
                                            ------------------------------------

                             Address:
                                            ------------------------------------
                                            ------------------------------------
                                            ------------------------------------
                                            ------------------------------------

                             Telephone No.
                                  (with area code):
                                                     ---------------------------

                             Email Address:
                                            ------------------------------------

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
                                                                                                          Date of
     Date of Grant            Number of Options     Exercise Price         Vesting Schedule             Termination
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

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